UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2018

Image International Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-189359	90-1126431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8105 Birch Bay Square St., Suite 103, Blaine, WA 98230

(Address of Principal Executive Offices) (Zip Code)

(852)-9022-8228

Registrant’s telephone number, including area code

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03: Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 15, 2018, the Board of Directors of Image International Group, Inc. (the “Company” or IMGL) (OTC PINK: IMGL) approved a change in the fiscal year end from March 31 to December 31. The Company expects to make the fiscal year change on a prospective basis and will not adjust operating results for prior periods. The change in fiscal year end is the result of the share exchange agreement completed with Tang Dynasty Investment Group Limited (the “Business Combination”) on January 18, 2018 (the “Closing Date”).

The Business Combination is being accounted for as a “reverse acquisition,” and Tang Dynasty is deemed to be the acquirer. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Business Combination will be those of Tang Dynasty and its consolidated subsidiaries and will be recorded at the historical cost basis of Tang Dynasty, and the consolidated financial statements after consummation of the Business Combination will include the assets and liabilities of Tang Dynasty, historical operations of Tang Dynasty, and operations of IMGL and its subsidiaries from the Closing Date of the Business Combination.

Pursuant to the Business Combination, a change of control of the IMGL occurred as of the Closing Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2018

Image International Group, Inc.

/s/ Hoi Ming Chan
Hoi Ming Chan
President, Secretary, Chief Executive Officer, Director